Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Xercise2 Ltd.

Address of Joint Filer:	c/o Broadstone Acquisition Corp.
7 Portman Mews South
Marylebone, London W1H 6AY
United Kingdom
Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Broadstone Acquisition Corp. [BSN]

Date of Event Requiring Statement:
(Month/Day/Year):	11/16/2020

Name of Joint Filer:	Hugh Osmond

Address of Joint Filer:	c/o Broadstone Acquisition Corp.
7 Portman Mews South
Marylebone, London W1H 6AY
United Kingdom
Relationship of Joint Filer to Issuer:	Chairman and Director

Issuer Name and Ticker or Trading Symbol:	Broadstone Acquisition Corp. [BSN]

Date of Event Requiring Statement:
(Month/Day/Year):	11/16/2020